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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549



                                       FORM 8-K



                                    CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(d) OF THE

                           SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported):  November 17, 1994



                                   SOUTHDOWN, INC.
                (Exact name of registrant as specified in its charter)


                       Louisiana        1-6117       72-0296500
                    (State or other  (Commission) (I.R.S. Employer
                      jurisdiction        File      Identification
                           of           Number)          No.)
                     incorporation
                    or organization)


                   1200 Smith Street
                       Suite 2400
                     Houston, Texas                      77002
        (Address of principal executive offices)      (Zip Code)


         Registrant's telephone number, including area code:  (713) 650-6200







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     Item 5.   Other Events

              On November 17, 1994, Southdown, Inc. announced that it will exit the environmental services business. The Company plans to sell its three remaining hazardous waste processing facilities and to cease all burning of hazardous waste in its cement kilns by the end of 1995.

              As a result of this decision, Southdown's results for the year ended December 31, 1994 will include an after-tax charge estimated at between $20 million and $25 million, or $1.12-$1.40 per share. The charge will include the difference between the book value of the environmental services assets and the estimated proceeds from asset sales, as well as the costs to exit the business and estimated losses to be incurred prior to the sale of assets. The charge, as well as the previous results from the Environmental Services segment, will be shown in the Company's financial reports as discontinued operations.

                                      SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           ____________________________
                                                 SOUTHDOWN, INC.
                                                  (Registrant)


                                           ____________________________
     Date:  November 21, 1994              By:   JAMES L. PERSKY
                                                 James L. Persky
                                           Executive Vice President-
                                           Finance and Administration
                                          (Principal Financial Officer)